                SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

    This SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (this "AMENDMENT") is dated as of this 10th day of November, 1997, by and between Cinergi Pictures Entertainment Inc., a Delaware corporation, f/k/a/ Cinergi Productions, Inc., Cinergi Productions N.V. Inc., a Delaware corporation (collectively, "SELLER") and Walt Disney Pictures and Television, a California corporation ("Buyer").


                              W I T N E S S E T H:

    WHEREAS, Seller and Buyer entered into a Purchase and Sale Agreement dated as of April 3, 1997 and that certain First Amendment to the Purchase and Sale Agreement dated as of August 26, 1997 (the "FIRST AMENDMENT") (the Purchase and Sale Agreement, as amended by the First Amendment, shall be referred to as the "PURCHASE AGREEMENT"; capitalized terms used, but not otherwise defined herein, shall have the meaning given to such terms in the Purchase Agreement); and

    WHEREAS, Seller and Buyer each desire to amend certain terms of the Purchase Agreement as set forth herein.

    NOW, THEREFORE, based on the above premises and in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

           I. Amendment to Section 1.2(a). Section 1.2(a) is hereby amended by deleting the phrase "November 22, 1997" appearing in the sixth (6th) line and replacing it with the phrase "December 24, 1997".

           II. Amendment to Section 2.4. Section 2.4(ii) is hereby amended by deleting the reference to "An Alan Smithee Film".

           III. Amendment with respect to "An Alan Smithee Film". Section 2.15 is hereby amended in its entirety to read as follows:

               "2.15 "AN ALAN SMITHEE FILM". Seller shall complete the motion picture entitled "An Alan Smithee Film" and fully deliver said motion picture prior to Closing to Buyer in accordance with the terms of the Alan Smithee Distribution Agreement and to each of the foreign distributors who have entered into an Exploitation Agreement including, without limitation, Existing Exploitation Agreements with respect to said motion picture. As provided in that certain Amendment to the Alan Smithee Distribution Agreement dated as of September 17, 1997, as the same shall be amended to reflect the provisions of this Section 2.15, upon delivery of "An Alan Smithee Film" in compliance with the terms of the Alan Smithee Distribution Agreement, as amended, Buyer shall pay to Seller a sum of Three Million Seven Hundred Twenty Five Thousand Dollars ($3,725,000), which payment (along with other minimum guarantee payments received by Seller with respect to such motion picture) shall be used by Seller to pay off the outstanding principal and interest owing by Seller under the Credit, Security, Pledge and Guaranty Agreement dated as of August 16, 1994, between Cinergi Productions N.V. Inc. and The Chase Manhattan Bank, as Agent ("CHASE") (the "CHASE CREDIT AGREEMENT"). Buyer agrees that Seller may retain (subject to repayment in full of the Chase Credit Agreement) all fixed cash minimum guarantees payable to Seller under Existing Exploitation Agreements only for "An Alan Smithee Film" listed on Schedule
               2.15 hereof. To the extent that Seller receives any fixed cash minimum guarantees with respect to "An Alan Smithee Film" other than those minimum guarantees listed on Schedule 2.15, then Seller shall account for and remit such additional amounts to Buyer on the Closing Date and thereafter in accordance with
               Section 2.11 of this Agreement. Seller agrees that Seller will not amend any of the terms or provisions of any of such Existing Exploitation Agreements in any way that would decrease, delay or otherwise adversely affect payment of any amounts (other than the minimum guarantees provided for in such Existing Exploitation Agreements as specified in Schedule 2.15 hereof) otherwise payable pursuant to such Existing Exploitation Agreements."

           IV. Amendment Regarding Participation Settlement Negotiations. A new Section 2.17 shall be added as follows:

               "2.17 PARTICIPATION SETTLEMENT NEGOTIATIONS. Seller has notified Buyer that Seller is presently in settlement discussions with certain third parties regarding participation claims asserted by the third parties against Seller. Seller agrees to (1) notify Buyer of any participation claims which may be asserted by any third parties against Seller and (2) keep Buyer advised as to the status of all such negotiations, discussions and claims, including any legal proceedings, and will not object to Buyer's attendance at or other participation in any such discussions, negotiations or proceedings. Seller agrees that any payment made by Seller or any agreement entered into by Seller to pay or settle any amounts or claims which could be an assumed liability of Buyer under the terms of Section 2.2 of this Agreement, including without limitation, participation obligations, shall require the prior written consent of the Buyer. If notwithstanding the foregoing, Seller makes any payments, takes, or omits to take, any action with respect to any legal proceedings, or enters into a settlement agreement with respect to any amounts or claims which could be an assumed liability and which is not approved by Buyer, Seller's obligations with respect to such payments or under any such agreement shall be Excluded Liabilities for purposes of Section 2.2."

           V. Amendment to Schedule A. The definition of "Accounts Receivable" in Schedule A is hereby amended by deleting the third (3rd) sentence in its entirety and replacing it with the following:

               "Notwithstanding the foregoing, the term "Accounts Receivable" shall expressly exclude (a) with respect to the motion picture entitled "An Alan Smithee Film" all contractual minimum guarantees payable pursuant to the Existing Exploitation Agreements in the amounts specified on Schedule 2.15 hereof, and
               (b) with respect to all other Pictures all contractual minimum guarantees payable pursuant to a contract in existence as of January 1, 1997 (the "EXCLUDED RECEIVABLES"); provided, however, notwithstanding the foregoing, the term "Accounts Receivable" shall include (x) the contractual minimum guarantees due with respect to the motion pictures presently entitled, "Up Close and Personal", "Deep Rising" a/k/a "Tentacles", and (y) the contractual minimum guarantees due with respect to the motion picture entitled "An Alan Smithee Film" payable pursuant to any contract other than the Existing Exploitation Agreements listed on Schedule 2.15 hereof."

           VI. Amendment to Schedule A. The definition of "Smithee Amount" is hereby deleted in its entirety.

           VII. Counterparts. This Amendment may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

           VIII. No Other Changes. Except as expressly modified by the provisions of this Amendment, the Purchase Agreement shall remain unchanged in all respects and in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


                                          CINERGI PICTURES ENTERTAINMENT INC.,
                                          f/k/a CINERGI PRODUCTIONS, INC.


                                          By: /s/ Warren Braverman

                                              ----------------------------------

                                          Name: Warren Braverman

                                                --------------------------------

                                          Title: Executive Vice President

                                                 -------------------------------


                                          CINERGI PRODUCTIONS N.V. INC.


                                          By: /s/ Erick J. Feitshans

                                              ----------------------------------

                                          Name: Erick J. Feitshans

                                                --------------------------------

                                          Title: Senior Vice President

                                                 -------------------------------


                                          WALT DISNEY PICTURES AND TELEVISION


                                          By:  /s/ Robert Moore
                                              ----------------------------------

                                          Name:  Robert Moore
                                                --------------------------------

                                          Title:  EVP, CFO
                                                 -------------------------------


    To the extent that the rights of either of the undersigned are affected by this Agreement, each of the undersigned acknowledges and consents to any such modifications.


                                          BUENA VISTA INTERNATIONAL, INC.


                                          By:  /s/ Jere R. Hausfater
                                              ----------------------------------

                                          Name:  Jere R. Hausfater
                                                --------------------------------

                                          Title:  Sr. VP
                                                 -------------------------------


                                          BUENA VISTA PICTURES DISTRIBUTION,
                                          a division of ABC, INC.


                                          By:  /s/  Jere R. Hausfater
                                              ----------------------------------

                                          Name:  Jere R. Hausfater
                                                --------------------------------

                                          Title:  Sr. VP
                                                 -------------------------------

                                 SCHEDULE 2.15

          EXISTING EXPLOITATION AGREEMENTS FOR "AN ALAN SMITHEE FILM"

-------------------------------------------------------------------------------------
 DATE OF                                                                     MINIMUM
AGREEMENT    LICENSOR          LICENSEE           TERRITORY        MEDIA    GUARANTEE
---------  -------------  ------------------  -----------------  ---------  ---------
 10/14/96  CPNVI          Roadshow            Australia          TH/V/TV      350,000
-------------------------------------------------------------------------------------
 10/30/96  CPNVI          Belga               Belgium            TH/V/TV       90,000
-------------------------------------------------------------------------------------
 10/30/96  CPNVI          UCD                 Croatia            TH/V          30,000
-------------------------------------------------------------------------------------
 10/30/96  CPNVI          Intersonic          Czech              TH/V          25,000
-------------------------------------------------------------------------------------
 10/29/96  CPNVI          UGC - PH            France/Switzerland TH/V/TV      500,000
-------------------------------------------------------------------------------------
 11/17/96  CPNVI          Tobis               Germany            TH/V/TV    1,000,000
-------------------------------------------------------------------------------------
           Summit UK      Roadshow            Greece             TH/V/TV       50,000
-------------------------------------------------------------------------------------
 10/29/96  CPNVI          Okura Enterp.       Hong Kong          TH/V/TV      110,000
-------------------------------------------------------------------------------------
 10/30/96  CPKFT          Medusa              Italy              TH/V/TV    1,000,000
-------------------------------------------------------------------------------------
 10/23/96  CPNVI          Gaga                Japan              TH/V/TV    1,111,111
-------------------------------------------------------------------------------------
 10/28/96  CPKFT          Digital Media       Korea (South)      TH/V/TV      600,000
                          Corp.
-------------------------------------------------------------------------------------
  10/2/96  CPEI/CPNVI     Buena Vista         Latin America      TH/V/TV            0
-------------------------------------------------------------------------------------
 10/29/96  CPNVI          Picture Image       Malaysia           TH/V/TV       45,000
-------------------------------------------------------------------------------------
 10/27/96  CPNVI          Jaguar Film         Middle East        TH/V          70,000
-------------------------------------------------------------------------------------
  1/23/97  CPNVI          Solar Films         Philippines        TH/V/TV       50,000
-------------------------------------------------------------------------------------
 10/30/96  CPNVI          Best Film           Poland             TH/V          46,500
-------------------------------------------------------------------------------------
  1/22/97  Summit UK      Prisvideo           Portugal           TH/V/TV       20,000
-------------------------------------------------------------------------------------
 10/30/96  CPNVI          West Video          Russia (C.I.S.)    TH/V          35,000
-------------------------------------------------------------------------------------
 10/30/96  CPNVI          Scenecast           Serbia             TH/V          14,400
-------------------------------------------------------------------------------------
 10/30/96  CPNVI          Overseas            Singapore          TH/V          45,000
-------------------------------------------------------------------------------------
 10/30/96  CPNVI          Vesna Dist.         Slovenia           TH/V          15,000
-------------------------------------------------------------------------------------
 10/28/96  Summit UK      Ster-Kinekor        So. Africa         TH/V/TV      100,000
-------------------------------------------------------------------------------------
 10/28/96  CPKFT          Sogepaq S.A.        Spain              TH/V/TV      625,000
-------------------------------------------------------------------------------------
 10/23/96  CPNVI          Big Film            Taiwan             TH/V/TV      450,000
-------------------------------------------------------------------------------------
 10/30/96  CPNVI          Entertain Pictures  Thailand           TH/V/TV       60,000
-------------------------------------------------------------------------------------
 11/25/96  Summit UK      Ozen Film           Turkey             TH/V/TV       50,000
-------------------------------------------------------------------------------------
  1/14/97  CPNVI          EFD                 U.K.               TH/V/TV      500,000
-------------------------------------------------------------------------------------
  10/2/96  CPEI/CPNVI     Buena Vista         United States      TH/V/TV    3,725,000
-------------------------------------------------------------------------------------

CPEI = Cinergi Pictures Entertainment Inc.
CPNVI = Cinergi Productions N.V. Inc./Cinergi Productions N.V.
CPKFT = Cinergi Productions Kft.
Summit UK = Summit Export (UK Ltd.)